UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)     March 5, 2004
                                                 -------------------------------


                          Appalachian Bancshares, Inc.
             (Exact name of registrant as specified in its charter)


        Georgia                         000-21383                58-2242407
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


829 Industrial Boulevard, Ellijay, Georgia                              30540
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code       (706) 276-8000
                                                   -----------------------------


                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 7. Financial Statements and Exhibits.

     (c)  Exhibits. The following exhibit is filed with this report:

  Exhibit No.                        Description
 ------------  -----------------------------------------------------------------
     99.1 Press release issued by Appalachian Bancshares, Inc., dated March 5, 2004, reporting the unaudited results of operations and earnings for the three months and year ended December 31, 2003.

ITEM 12. Results of Operation and Financial Condition.

     On March 5, 2004, Appalachian Bancshares, Inc. (the "Company") issued a press release reporting its unaudited results of operations and earnings for the three months and year ended December 31, 2003, a copy of which press release is attached hereto as Exhibit 99.1.

     The information in the preceding paragraph, as well as the information contained in Exhibit 99.1 referenced therein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Appalachian Bancshares, Inc.


                                        By:   /s/ Tracy R. Newton
                                           -------------------------------------
                                           Tracy R. Newton
                                           President and Chief Executive Officer

Dated: March 5, 2004

                                  EXHIBIT INDEX



  Exhibit No.                  Description of Exhibit
 ------------  -----------------------------------------------------------------

     99.1 Press release issued by Appalachian Bancshares, Inc., dated March 5, 2004, reporting the unaudited results of operations and earnings for the three months and year ended December 31, 2003.

                                                                    Exhibit 99.1
                                                                    ------------

                          APPALACHIAN BANCSHARES, INC.
              REPORTS EARNINGS FOR THE THREE MONTHS AND YEAR ENDED
                                DECEMBER 31, 2003


Ellijay, Georgia - (PR Newswire) - March 5, 2004 - Appalachian Bancshares, Inc. (the "Company") (Other OTC: APAB.PK) today announced that net income for the quarter ended December 31, 2003, was $1,017,000, compared to net income of $879,000 for the quarter ended December 31, 2002, which represents an increase of $138,000 or 15.7%. The increase was due primarily to the Company's focus on reducing its cost of funding. Basic earnings per share were $0.28 and $0.26, for the quarters ended December 31, 2003, and 2002, respectively. Diluted earnings per share were $0.26 and $0.26, for the quarters ended December 31, 2003, and 2002, respectively.

     Net income for the fiscal year ended December 31, 2003, was $3,086,000, compared to net income of $2,668,000 for the fiscal year ended December 31, 2002, which represents an increase of $418,000, or 15.7%. Basic earnings per share were $0.86 and $0.81 for the fiscal years ended December 31, 2003, and 2002, respectively. Diluted earnings per share were $0.81 and $0.76, for the fiscal years ended December 31, 2003, and 2002, respectively. In July of 2003, the Company paid a 10% stock dividend to shareholders of record as of May 27, 2003.

     Net interest income increased from $3,057,000 to $4,137,000, or 35.3%, for the quarters ended December 31, 2002, and 2003, respectively. The provision for loan loss was $360,000 for the quarter ended December 31, 2003, compared to $360,000 for the quarter ended December 31, 2002. Non-interest expense increased $661,000, from $2,408,000 to $3,069,000, for the quarters ended December 31, 2002, and 2003, respectively. This increase was related to the opening of the Company's new banking office in Blue Ridge, Georgia, as well as to the additional staff required to accommodate the growth that the Company has experienced over the previous months.

     Net interest income increased from $11,467,000 to $14,739,000, or 28.5%, for the fiscal years ended December 31, 2002, and 2003, respectively. The provision for loan loss was $1,465,000 for the fiscal year ended December 31, 2003, compared to $1,028,000 for the same period ended December 31, 2002. The increase in this provision is related to the strong loan demand in the local markets, as well as to two commercial relationships that the Company recognized as charge-offs. Non-interest expenses increased $2,030,000, from $9,702,000 to $11,732,000, for the fiscal years ended December 31, 2002, and 2003, respectively.

     Tracy R. Newton, President and Chief Executive Officer of the Company, stated, "We are very pleased with the progress made during 2003 in the Company's financial performance. The focus placed on our net-interest spread and net-interest margin is beginning to show significant positive results. Emphasis will continue to be directed toward funds management, and we will continue the close monitoring of our overhead, as we move forward in 2004." He also commented, "We have strengthened our management depth during 2003 with the addition of some extremely capable people. The added overhead will have a short-term impact on earnings, but will place the Company in a position to better manage our future growth opportunities. We anticipate that strong economic growth will continue in our market area and that loan demand will continue to be brisk. The real challenge will continue to be finding funding sources at a reasonable cost. Overall, we are extremely pleased with the results of our 2003 fiscal year."

Appalachian Bancshares, Inc., is a bank holding company that owns all of the outstanding shares of capital stock of Appalachian Community Bank. The Company, through Appalachian Community Bank, engages in a full range of banking services in northern Georgia, through banking offices located in Ellijay, East Ellijay, Blue Ridge and Blairsville, Georgia. The main banking office of the Company, which is located in Ellijay, Georgia, is operated under the trade name "Gilmer County Bank."



Certain statements in the release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," "continue," or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of the Company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, the Company's financial performance and could cause actual results for 2004 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Please contact Tracy R. Newton,  Chief Executive Officer,  or Darren M. Cantlay,
Chief  Financial  Officer,   with  any  questions  or  requests  for  additional
information, at 706-276-8000.


                                  Statement of Condition - Condensed

(in thousands)                                                      Fiscal Year Ended
                                                     -----------------------------------------------
Assets                                                     12/31/2003           12/31/2002 (audited)
                                                     --------------------       --------------------
 Cash, due from banks, and fed funds sold            $              7,117       $             22,458
 Interest bearing deposits with other banks                           274                      8,399
 Securities available for sale                                     55,363                     40,375
 Loans                                                            332,307                    298,063
 Allowance for loan loss                                            3,610                      3,238
   Loans, net                                                     328,697                    294,825
 Premises and equipment                                             9,162                      8,771
 Other assets                                                       9,004                      9,196
     Total assets                                    $            409,617       $            384,024


Liabilities and Stockholders' Equity (in thousands)
 Deposits
   Non interest-bearing                              $             23,796       $             21,897
   Interest bearing                                               309,123                    294,386
     Total deposits                                               332,919                    316,283
 Federal funds purchased and securities
   sold under repurchase agreements                                 7,086                      5,929
 Other borrowings                                                  30,693                     34,736
 Subordinated debentures                                            6,186                          -
 Other liabilities                                                  1,651                      1,457
     Total liabilities                                            378,535                    358,405

 Stockholders' equity:
 Common stock                                                          37                         36
 Capital surplus                                                   22,727                     21,116
 Retained earnings                                                  8,588                      5,806
 Treasury stock                                                      (699)                    (1,788)
 Accumulated other comprehensive income                               429                        449
     Total stockholders' equity                                    31,082                     25,619
     Total liabilites and stockholders' equity       $            409,617       $            384,024


                                  Statement of Earnings - Condensed

(in thousands)                                                        Quarter Ended
                                                     -----------------------------------------------
                                                          12/31/2003            12/31/2002 (audited)
                                                     ---------------------      --------------------
 Total interest income                               $               5,847      $              5,940
 Total interest expense                                              1,710                     2,883
   Net interest income                                               4,137                     3,057
 Provision for loan loss                                               360                       360
     Total other income                                                650                       705
 Total other expenses                                                3,069                     2,408
 Income before taxes                                                 1,358                       994
 Income tax expense                                                    341                       115

 Net income                                          $               1,017      $                879

 Per Share Data
    (quarter to date)
 Net income - basic                                  $                0.28      $               0.26
 Net income - diluted                                $                0.26      $               0.26



(in thousands)                                                      Fiscal Year Ended
                                                     -----------------------------------------------
                                                           12/31/2003           12/31/2002 (audited)
                                                     --------------------       --------------------
 Total interest income                               $             22,996       $             22,892
 Total interest expense                                             8,257                     11,425
 Net interest income                                               14,739                     11,467
 Provision for loan loss                                            1,465                      1,028
 Total other income                                                 2,797                      2,937
 Total other expenses                                              11,732                      9,702
 Income before taxes                                                4,339                      3,674
 Income tax expense                                                 1,253                      1,006

 Net income                                          $              3,086       $              2,688

 Per Share Data
    (year to date)
 Net income - basic                                  $               0.86       $               0.81
 Net income - diluted                                $               0.81       $               0.76